 Where Food Comes From, Inc. 10-K

EXHIBIT 32.1

Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350

For purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, John Saunders the Chief Executive Officer of Where Food Comes From, Inc. (the “Company”), hereby certifies that, to his knowledge:

(i)
the Annual Report on Form 10-K of the Company for the years ended December 31, 2013 and 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 4, 2014

/s/ John Saunders
John Saunders, Chief Executive Officer

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